EXHIBIT (i)

EATON VANCE MANAGEMENT The Eaton Vance Building 255 State Street Boston, MA 02109 Telephone: (617) 482-8260 Telecopy: (617) 338-8054

August 28, 2008

Eaton Vance Special Investment Trust The Eaton Vance Building 255 State Street Boston, MA 02109 Ladies and Gentlemen:

     Eaton Vance Special Investment Trust (the “Trust”) is a voluntary association (commonly referred to as a “business trust”) established under Massachusetts law with the powers and authority set forth under its Declaration of Trust dated March 27, 1989, as amended and restated September 27, 1993, as amended (the “Declaration of Trust”).

     I am of the opinion that all legal requirements have been complied with in the creation of the Trust, and that said Declaration of Trust is legal and valid.

     The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. As provided in the Declaration of Trust, the Trustees may authorize one or more series or classes of shares, without par value, and the number of shares of each series or class authorized is unlimited. The series and classes of shares established and designated as of the date hereof and registered by with the Securities and Exchange Commission are identified on Appendix A hereto.

     Under the Declaration of Trust, the Trustees may from time to time issue and sell or cause to be issued and sold shares of the Trust for cash or for property. All such shares, when so issued, shall be fully paid and nonassessable by the Trust.

     I have examined originals, or copies, certified or otherwise identified to my satisfaction, of such certificates, records and other documents as we have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, and with respect to Massachusetts law (other than the Massachusetts Uniform Securities Act), only to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, I am of the opinion that under existing law:

Eaton Vance Special Investment Trust August 28, 2008 Page 2

     1. The Trust is a trust with transferable shares of beneficial interest organized in compliance with the laws of the Commonwealth of Massachusetts, and the Declaration of Trust is legal and valid under the laws of the Commonwealth of Massachusetts.

     2. Shares of beneficial interest of the Trust registered by Form N-1A may be legally and validly issued in accordance with the Declaration of Trust upon receipt of payment in compliance with the Declaration of Trust and, when so issued and sold, will be fully paid and nonassessable by the Trust.

     I am a member of the Massachusetts bar and have acted as internal legal counsel to the Trust in connection with the registration of shares.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 90 to the Trust’s Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended.

Very truly yours,

/s/ Katy D. Burke
Katy D. Burke, Esq.
Vice President

Appendix A

Established and Designated Series of the Trust

Eaton Vance Balanced Fund(1)
Eaton Vance Capital and Income Strategies Fund(1)
Eaton Vance Dividend Builder Fund(1)
Eaton Vance Emerging Markets Fund(1)
Eaton Vance Enhanced Equity Option Income Fund(1)
Eaton Vance Equity Asset Allocation Fund(1)
Eaton Vance Greater India Fund(1)
Eaton Vance Investment Grade Income Fund(4)
Eaton Vance Institutional Short Term Income Fund(6)
Eaton Vance Institutional Short Term Treasury Fund(6)
Eaton Vance Large-Cap Growth Fund(2)
Eaton Vance Large-Cap Value Fund(3)
Eaton Vance Real Estate Fund(4)
Eaton Vance Risk-Managed Equity Option Income Fund(1)
Eaton Vance Small-Cap Growth Fund(1)
(effective September 1, 2008 – Eaton Vance Small-Cap Fund)
Eaton Vance Small-Cap Value Fund(2)
Eaton Vance Special Equities Fund(1)

Authorized Classes are as follows:

(1) Class A, B, C and I
(2) Class A, B, C, D and I
(3) Class A, B, C, I and R
(4) Class I
(5) Class A, B, and C
(6) No Class designated